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Exhibit 1

                             JOINT FILING AGREEMENT

         Kerr-McGee Corporation, a Delaware corporation, and Kerr-McGee Operating Corporation, a Delaware corporation, each hereby agrees, in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, that the Schedule 13G filed herewith, and any amendments thereto, relating to the shares of common stock, par value $0.10, of Devon Energy Corporation is, and will be, jointly filed on behalf of each such person and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings. In evidence thereof, the undersigned hereby execute this Agreement as of the date set forth below.

Dated:  August 10, 2001

                                  KERR-McGEE CORPORATION


                                  By:     /s/ GREGORY F. PILCHER
                                         -----------------------
                                  Name:  Gregory F. Pilcher
                                  Title: Senior Vice President,
                                          Secretary and General Counsel


                                  KERR-McGEE OPERATING CORPORATION


                                  By:     /s/ GREGORY F. PILCHER
                                         -----------------------
                                  Name:  Gregory F. Pilcher
                                  Title: Senior Vice President,
                                          Secretary and General Counsel



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